CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of Niusule Biotech Corp., on Form S-1, of our report dated July 11, 2008 for the financial statements of Niusule Biotech Corp. for the period from April 8, 2008 (inception) to June 30, 2008. We also consent to the reference to us under the heading “Experts” in this registration statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 17, 2008